UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2011

HOMELAND SECURITY CAPITAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Fairfax Drive, Suite 1200 Arlington, VA	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 31, 2011, Homeland Security Capital Corporation (the “Company”) completed the sale of all of the issued and outstanding capital stock, consisting of 20 shares of common stock, par value $0.001 per share, and 10,550,000 shares of Series A Preferred Stock, par value $0.001 per share (collectively, the “Shares”), of Safety & Ecology Holdings Corporation, a wholly-owned subsidiary of the Company (“SEHC”), pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of July 15, 2011, by and among the Company, SEHC and Perma-Fix Environmental Services, Inc. (“Buyer”).

In consideration for the Shares, Buyer paid an aggregate purchase price (the “Purchase Price”) of (i) $15,888,006, in cash (the “Cash Consideration”), and (ii) an unsecured promissory note in the principal amount of $2,500,000 issued by Buyer to the order of the Company (the “Promissory Note”), $500,000 of which will be prepaid within ten days after the closing. In addition, $2,000,000 of the Cash Consideration has been deposited in an escrow account to satisfy any claims for indemnity under the Purchase Agreement pursuant to an Escrow Agreement, dated October 31, 2011 (the “Escrow Agreement”).

The original purchase price was reduced by $5,111,995, representing the Final Net Working Capital Deficiency (as such term is defined in the Purchase Agreement). The calculation of the Final Net Working Capital Deficiency includes deductions of receivables outstanding longer than 120 days, Buyer’s review and identification of receivables it considers to be at risk and the parties’ mutual agreement as to which receivables of SEHC and its subsidiaries are at risk of collection when calculating SEHC’s Current Assets for such purposes in accordance with Section 1.4(b) of the Purchase Agreement. Section 1.5(a) of the Purchase Agreement provides that Buyer shall prepare and deliver to the Company a Closing Statement reflecting the Final Net Working Capital Amount of SEHC as of the closing, or the Final Net Working Capital Amount, within 75 days after the closing (as each such term is defined in the Purchase Agreement). Section 1.5(b) of the Purchase Agreement provides that the Company may dispute the Final Net Working Capital Amount and the Closing Statement within 45 days after the Company’s receipt of the Closing Statement. The parties agreed that the Closing Statement would be prepared and delivered at the closing and the parties therefore reviewed and finalized the Final Net Working Capital Amount, as reflected on the Closing Statement, contemporaneously with the closing.

In addition, Buyer has agreed to a conditional waiver of a potential breach of the representations and warranties made by the Company and SEHC in the Purchase Agreement arising out of certain issues regarding the performance of one of SEHC’s subsidiaries under a Material Contract with a Material Customer (as each such term is defined in the Purchase Agreement) that the parties believe may cause such Material Customer to modify its relationship with SEHC and/or such subsidiary or its usage of the services of SEHC or such subsidiary, such that the Material Contract at issue may not be renewed at the time of its potential renewal, or that if it is renewed, it will not be renewed on substantially the same terms (the “Contingent Claim”). The parties have therefore agreed that if such Material Contract has not been renewed at the time of its potential renewal on terms substantially similar to the current terms, this Contingent Claim would result in Losses (as defined in the Purchase Agreement) incurred by Buyer in the sum of $1,500,000 for which Buyer would be entitled to indemnification pursuant to Section 8.1 of the Purchase Agreement and distribution from the Escrow Account. Such distribution would be made automatically and without any further action on the part of the Company.

As part of the sale, the holders of the Company’s Series I Convertible Preferred Stock (the “Management Investors”) purchased a total of 813,007 shares of Buyer’s common stock at a purchase price of $1.23 per share (the “Buyer Stock Consideration”). In addition to the Buyer Stock Consideration, the Management Investors received, on an aggregate basis, (i) $125,000 of the Cash Consideration, $100,000 of which will be held in the escrow account under the terms of the Escrow Agreement, and (ii) $100,000 in the principal amount of the Promissory Note, plus accrued interest as described below, for a total exchange consideration of up to $1,225,000, subject to any indemnification claims that Buyer may make against the escrow account or the Promissory Note (such amount, the “Exchange Consideration”), under the terms of an exchange agreement (the “Exchange Agreement”). In consideration for the Exchange Consideration, the Management Investors have agreed to cancel their Series I Convertible Preferred Stock and all rights as holders thereof as well as warrants in the Company. The Exchange Consideration is subject to the same indemnification obligations to which the Company is subject under the terms of the Purchase Agreement.

The Promissory Note shall bear an annual interest rate equal to 6% (except that in the event of an Event of Default, as defined in the Promissory Note, the annual interest rate shall automatically increase to 12% so long as an Event of Default continues) and may be subject to offset of amounts the Company owes to Buyer for any outstanding indemnification claim, but only after Buyer has exhausted its remedies against the escrow account. The Promissory Note shall be payable over a three (3) year period in thirty-six (36) equal monthly installments, although Buyer has agreed to prepay $500,000 of the principal amount within 10 days after the closing in accordance with Section 3 of the Promissory Note. In addition, in the event of an Event of Default, as more fully set forth in the Promissory Note, the Company has the option to convert the unpaid portion of the Promissory Note into Buyer’s restricted shares in accordance with the formula set forth therein (the “Payoff Shares”). Upon issuance of the Payoff Shares, the Company and Buyer will enter into a registration rights agreement, in the form attached to the Purchase Agreement, pursuant to which the Company would be entitled to certain piggyback registration rights with respect to the Payoff Shares (the “Registration Rights Agreement”).

Simultaneously with the completion of the sale of the Shares, the employment agreement between Buyer and Christopher P. Leichtweis, became effective (the “Employment Agreement”).

The Company has used $12,651,910 of the Purchase Price to satisfy certain of its obligations to YA Global Investments, L.P. (the “Lender”) in connection with that certain Forbearance Agreement, dated July 29, 2011, by and among Lender, the Company, Homeland Security Advisory Services, Inc., Celerity Systems, Inc. and Nexus Technologies Group, Inc. (now known as NTG Management Corp.) (as amended, the “Forbearance Agreement”). As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on September 21, 2011, as of September 15, 2011, the Company became subject to foreclosure by the Lender without notice. The Company and the Lender have entered into an Amended and Restated Forbearance Agreement with respect to the balance of the obligations owed to the Lender, as disclosed by the Company in its Current Report on Form 8-K filed with the Commission on November 1, 2011.

  The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, Promissory Note, Escrow Agreement, Registration Rights Agreement, Employment Agreement and Exchange Agreement, copies of which were filed as Annexes A to F, respectively, to the Company’s Definitive Information Statement on Schedule 14C filed with the Commission on August 8, 2011 and incorporated herein by reference, as supplemented by the Supplement to the Information Statement filed on October 19, 2011.

Item 8.01 Other Events.

On November1, 2011, the Company issued a press release announcing the completion of the sale of the Shares of SEHC described above under Item 2.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to our internet address shall, under any circumstances, be deemed to incorporate the information available at our internet address into this Current Report on Form 8-K. The information available at our internet address is not part of this Current Report on Form 8-K or any other report filed by us with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release announcing the consummation of the disposition of SEHC, dated November 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOMELAND SECURITY CAPTIAL CORPORATION

By:	/s/ C. Thomas McMillen

Name: Title:	C. Thomas McMillen President and Chief Executive Officer

Date: November 3, 2011

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